Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Protopia Global Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary Shares, par value $0.00001 per share	457(o)	1,000,000	$0.50	$500,000	$110.20 per $1,000,000	$55.10
Total Offering Amount							$110.20 per $1,000,000	$55.10
Total Fee Offsets								-
Net Fee Due								$55.10

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Ordinary Shares, registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.